EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 28, 2021, except for the effects of the restatement disclosed in Note 2, as to which the date is November 23, 2021, relating to the financial statements of Motion Acquisition Corp., which report appears in the prospectus, which is contained in that Registration Statement. We also consent to the reference to us under the caption “Experts” in such prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 24, 2021